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                                  EXHIBIT 21

                         SUBSIDIARIES OF THE COMPANY

              LISTED BELOW ARE THE WHOLLY OWNED SUBSIDIARIES OF
                         TRANSTECHNOLOGY CORPORATION


                                                      Jurisdiction of
                                                      Incorporation

Anderton (Predecessors) Limited                         England
Anderton International Limited                          England
Electronic Connections and Assemblies, Inc.             Delaware
Industrial Retaining Ring Company                       New Jersey
Palnut Fasteners, Inc.                                  Delaware
Rancho TransTechnology Corporation                      California
Retainers, Inc.                                         New Jersey
Seeger Inc.                                             Delaware
Seeger-Orbis Beteiligungsgesellschaft GmbH              Germany
Seeger-Orbis GmbH & Co. OHG                             Germany
Seeger Reno Industria e Comercio Ltd.                   Brazil
SSP Industries                                          California
SSP International Sales, Inc.                           California
TCR Corporation                                         Minnesota
TranTechnology Acquisition Corporation                  Delaware
TransTechnology Aerospace, Inc.                         California
TransTechnology Australasia Pty, Ltd.                   Australia
TransTechnology (Europe) Ltd.                           England
TransTechnology International Corporation               Virgin Islands
TransTechnology Seeger Inc.                             Delaware
TransTechnology Seeger-Orbis GmbH                       Germany
TransTechnology Systems & Services, Inc.                Michigan